UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):  September 11, 2007

CWHEQ Home Equity Loan Trust, Series 2006-S4
(Exact name of the issuing entity)
Commission File Number of the issuing entity:  333-132375-08

CWHEQ, INC.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor:  333-132375

Countrywide Home Loans Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	87-0698310
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4500 Park Granada
Calabasas, California	91302
(Address of Principal Executive	(Zip Code)
Offices of the Depositor)

The depositor’s telephone number, including area code (818) 225-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The loan information contained in Exhibit 99.1 attached hereto is hereby intended to be furnished pursuant to Rule 100 of Regulation FD (17 CFR §243.100).  As provided in General Instruction B.2 of Form 8-K, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

The statistical information contained in Exhibit 99.1 is as of August 1, 2006, and the information provided is the type of senior mortgage loans related to the second-lien mortgage loans that were included in the issuing entity.  The table included in Exhibit 99.1 indicates the number, aggregate stated principal balance and percentage of the second-lien mortgage loans, in each case as of August 1, 2006, that were related to senior mortgage loans of the type indicated in the first column of the table. The information contained in Exhibit 99.1 was provided to certain investors for informational purposes only and was provided without any obligation to update such information.

Exhibit No.	Description

99.1	Senior Mortgage Loan Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWHEQ, INC.

By:	/s/ Darren Bigby
Name: Darren Bigby
Title: Executive Vice President

Dated:  September 11, 2007

Exhibit Index

Exhibit

99.1	Senior Mortgage Loan Information